SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): MARCH 4, 2002

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      001-31235                13-4027646
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

                 110 WYNN DRIVE
              HUNTSVILLE, ALABAMA                                35805
    (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code            (256) 895-2000

                                   NO CHANGE
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      1. INITIAL PUBLIC OFFERING

            On March 4, 2002, we closed the initial public offering of 8,050,000 shares of our common stock at a price of $22.00 per share. We sold 6,000,000 of the shares and raised net proceeds of approximately $121.3 million, which net proceeds, together with the net proceeds of our new senior secured credit facility, have been used to pay off the then existing senior secured credit facility and senior subordinated notes. The remaining proceeds will be used for working capital and other general corporate purposes, including acquisitions. In addition, the selling shareholders sold a total of 2,050,000 shares, including 1,050,000 shares to cover over-allotments exercised by the underwriters. Our shares are traded on The New York Stock Exchange under the symbol "IDE." We announced the pricing of our initial public offering in a press release, dated February 26, 2002, which is attached hereto as Exhibit 99.1.

      2. NEW SENIOR SECURED CREDIT FACILITY

            Concurrently with the closing of our initial public offering, we replaced our then existing senior secured credit facility with a new senior secured credit facility provided by a syndicate of financial institutions led by Canadian Imperial Bank of Commerce, as administrative agent for the lenders, General Electric Capital Corporation, as co-syndication agent, Credit Lyonnais New York Branch, as co-syndication agent and co-lead arranger, and CIBC World Markets Corp. as lead arranger and bookrunner, and the other financial institutions from time to time parties thereto. The new senior secured credit facility consists of a $40 million five-year tranche A term loan facility, a $45 million six-year tranche B term loan facility, and a $40 million five-year revolving credit facility, including a sub-facility for letters of credit.

            The Credit Agreement for the new senior secured credit facility and related documents are attached hereto as Exhibits 10.1 through 10.7.

      3. AMENDMENT NO. 7 TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF IDT HOLDING, L.L.C.

            On February 26, 2002, the Amended and Restated Limited Liability Company Operating Agreement of IDT Holding, L.L.C. was further amended by Amendment No. 7 thereto. Amendment No. 7 reflects the admission of BNY Capital Partners, L.P. as a Class A Member. Amendment No. 7 is attached hereto as
Exhibit 10.8.

            The foregoing descriptions are qualified in their entirety by reference to our press release, the Credit Agreement for the new senior secured credit facility and Amendment No. 7 to the Amended and Restated Limited Liability Company Operating Agreement of IDT Holding, L.L.C., copies of which are attached hereto as exhibits.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (c) EXHIBITS

NO.
---
10.1        Credit Agreement, dated as of February 27, 2002, among Integrated
            Defense Technologies, Inc. and Canadian Imperial Bank of Commerce,
            as administrative agent for itself and the lenders and other lenders named therein
10.2*       Form of Tranche A Term Note
10.3*       Form of Tranche B Term Note
10.4*       Form of Revolving Note
10.5*       Form of Subsidiary Guaranty
10.6*       Form of Security Agreement
10.7*       Form of Mortgage
10.8        Amendment No. 7 to the Amended and Restated Limited Liability
            Company Operating Agreement of IDT Holding, L.L.C., dated February
            26, 2002
99.1        Press release, dated February 26, 2002

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*     Attached as an exhibit to the Credit Agreement filed as Exhibit 10.1.

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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTEGRATED DEFENSE TECHNOLOGIES, INC.


Date: March 7, 2002                     By: /s/ William E. Collins
                                            --------------------------
                                        Name: William E. Collins
                                        Title: Vice President, Administration